Exhibit 10.1

CONSENT TO ASSIGNMENT AND AMENDMENT AGREEMENT

This Consent to Assignment and Amendment Agreement (“Agreement”) is made by and among ImageWare Systems, Inc. (“Company”), and L.F. Global Holdings, LLC (“LF”), and Laurus Master Fund, Ltd. (“Laurus”)(collectively, “Purchaser”) as of June 13, 2003 (“Agreement Date”).

RECITALS

A.                                   By this Agreement the parties intend to acknowledge the assignment by Perseus 2000, L.L.C., a Delaware limited liability company (“Perseus”) of the Promissory Notes (defined below) to Purchaser and Purchaser’s anticipated amendment of the Note Purchase Agreement (defined below) to enable Purchaser’s acquisition of additional notes from Company.

B.                                     As of June 6, 2003, the Company is indebted to Perseus or assignee (“Lender”) under the Promissory Notes in the amount of $3,063,170.05, with daily accrual of interest of $1,111.42 (collectively “Existing Debt”).

C.                                     Such Existing Debt is evidenced by: (i) a Note and Warrant Purchase Agreement entered into between Company and Lender and dated as of May 22, 2002 (“Note Purchase Agreement”); (ii) Pledge and Security Agreement entered into between Company and Lender and dated as of May 22, 2002 (“Company Security Agreement”); (iii) Registration Rights Agreement entered into between Company and Lender and dated as of May 22, 2002 (“Rights Agreement”); (iv) the Pledge and Security Agreement entered into between ImageWare Systems ID Group, Inc., a Delaware corporation, and Assignor and dated as of May 22, 2002 (“Subsidiary Security Agreement”); (v) Senior Secured Convertible Promissory Note in the original principal amount of $2,000,000.00 executed by Company in favor of Lender and dated as of May 22, 2002 (“Senior Note”); and (vi) Demand Promissory Note in the original amount of $500,000.00 executed by the Company in favor of Lender and dated as of September 23, 2002 (“Demand Note” and, collectively with the Senior Note, referred to herein as “Promissory Notes”).  The Company Security Agreement and Subsidiary Security Agreement are referred to herein as the “Pledge Agreements.”

D.                                    Collateral for the Promissory Notes consists of by a perfected first lien against: (i) all of the assets of Company and its subsidiary ImageWare Systems ID Group, Inc.; (ii) all of the outstanding shares of capital stock of each of the Company’s United States subsidiaries; and (iii) sixty-six and two-thirds percent (66.67%) of all of the outstanding shares of Company’s foreign subsidiaries (collectively “Collateral”).

E.                                      The Purchaser will purchase the Existing Debt represented by the Promissory Notes from Perseus at Closing (defined below), pursuant to the Purchase and Sale Agreement entered into by and among Perseus and Purchaser, and the Company concurrently therewith will retire the Promissory Notes and issue the Laurus Note (defined below) and the LF Note (defined below), which collectively shall constitute the Recast Promissory Notes (defined below).

E.                                      For purposes of this Agreement, the Closing Date shall be the date on which the parties execute their agreement to purchase the Promissory Note and contribute the Additional Advance (“Closing”).

F.                                      At Closing Laurus will be obligated to fund an amount equal to $1,500,000.00 (“Initial Laurus Investment”).  Such Initial Laurus Investment will be funded at Closing by wire transfer to Dechert, LLP, as escrow agent for the benefit of Perseus as partial payment for the purchase of the Promissory Notes, which Initial Laurus Investment shall be evidenced by the Laurus Note (defined below).

G.                                     At Closing LF will be obligated to fund an amount equal to $2,650,000.00 (“Initial LF Investment”).  Such Initial LF Investment will be funded at Closing by wire transfer to: (i) Perseus as partial payment for the purchase of the Promissory Note; and (ii) the balance to Company which Initial LF Investment shall be evidenced by the LF Note (defined below).

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.                                       Assignment of Promissory Notes.  Company hereby consents to the assignment, transfer and conveyance to Purchaser of all of Lender’s right, title and interest in and to the Promissory Notes and related rights and agrees that Purchasers shall each be entitled to the same benefits and protections as Perseus as purchaser of the Promissory Notes under the Note Purchase Agreement and each and every document and agreement entered into or delivered in connection therewith.  Purchaser agrees that Company shall be entitled to the same benefits and protections under the Promissory Notes and each and every document and agreement entered into or delivered in connection therewith to the extent not altered herein.

2.                                       Additional Capital Advances.  Concurrent with the execution of this Agreement, LF shall advance to Company the sum of approximately $1,088,000 as additional working capital (“Additional Advance”).  The Additional Advance shall be included by the Company within the principal balance of the LF Note (defined below).  The proceeds of the Additional Advance shall be used by Company to (i) pay costs associated with this transaction; and (ii) for general ongoing working capital for the Company.

3.                                       Amendment of Note Purchase Agreement.  The Note Purchase Agreement is hereby amended to provide that concurrently with the execution of this Agreement, Purchaser shall have the right under the Section 1(b) thereof to make the Additional Advance and acquire an Additional Note up to an aggregate principal amount of approximately $1,088,000.00, on the terms set forth in Section 1 of the Note Purchase Agreement, subject to the terms of this Agreement.

4.                                       Promissory Note Recast.

4.1                             In consideration of the Additional Advance and the amendments to the Promissory Notes provided for herein, the parties acknowledge that the Company shall:

4.1.1                        Upon delivery to escrow of the original Promissory Notes, cause the Promissory Notes to be reissued such that two serial notes in the total combined amount of the Initial LF Investment in the form and content of Exhibit A attached hereto (“LF Note”) and the Initial Laurus Investment in the form and content of Exhibit B attached hereto (“Laurus Note”), which reissued promissory notes when issued by the Company will amend, restate and replace the Promissory Notes and evidence the additional advance (collectively “Recast Promissory Notes”);

4.1.2                        Cause, no later than ninety (90) days following Closing, all shares which may be issued pursuant to the conversion of Recast Promissory Notes and the exercise of the Purchaser’s Warrants and the Warrant issued pursuant to the Note Purchase Agreement to be registered pursuant to the Rights Agreement and declared effective by the Securities and Exchange Commission, including the shares underlying the Purchaser’s Warrants described below;

4.1.3                        Without causing an increase in the size of Company’s Board of Directors, appoint Milton Lohr, Kenneth Widder and James Chadwick to the Company’s Board of Directors, one of whom shall be appointed as soon as reasonably practical and the other two no later than the Company’s next annual meeting, which appointments shall be in lieu of the requirements set forth in Section 4(f) of the Note Purchase Agreement;

4.1.4                        In lieu of the “Additional Warrant” provided for in Section 1(b)(i), issue in favor of Purchaser six (6) year warrants to purchase 1,600,000 shares of common stock of Company (“Purchaser’s Warrants”) exercisable at $2.11 per share in the form and content of Exhibit C attached hereto;

4.1.5                        Pay Laurus a closing fee in cash in an amount equal to four percent (4.0%) of the Initial Laurus Investment (“Closing Fee”).  Additionally, Company will deliver to LF a convertible note in the form of the LF Note in the principal amount equal to four percent (4.0%) of the Initial LF Investment (“LF Closing Fee”);

4.1.6                        Reimburse Purchaser for all closing costs of Purchaser to a maximum of $25,000 upon request and presentation of invoices from third party service providers for costs incurred by Purchaser.  Company will be responsible for its own closing costs;

4.1.7                        Limit the amount of permitted borrowings by Company’s German subsidiary to an amount no greater than that outstanding as of the date of Closing; and

4.1.8                        Take such good faith actions as are reasonably required to secure the consent of Company’s shareholders required to effectuate this transaction, if any, at

Company’s next annual meeting and to include within its proxy materials a solicitation of the same at Company’s expense and at such other times as may be required.

5.                                       AMEX Application.  Immediately following the Closing, the Company will file an application for the listing of additional shares with the American Stock Exchange as required by the American Stock Exchange Listing Standards, Policies and Requirements. In the event that as a condition to approving such application, the American Stock Exchange requires one or more modifications to the terms and conditions of the Transaction Documents (as defined in the Recast Promissory Notes), the Company, LF and Laurus will all work together reasonably and in good faith to effect such modifications to the Transaction Documents, with a view towards preserving  the overall economic terms and conditions contained in the Transaction Documents.]

6.                                       Representations and Warranties.  Except as set forth in the schedule of exceptions  delivered to Purchaser concurrent with the execution of this Agreement, the Company hereby makes and reaffirms all representations, warranties, and covenants set forth in Section 2 and 4 of the Note Purchase Agreement and as set forth in the Pledge Agreements as if made on the date hereof.  Further, under this Agreement the Company shall deliver to Purchaser an opinion of counsel to the Company, encompassing in form and substance the matters set forth in Exhibit F to the Note Purchase Agreement and each other certificate or document required by Section 1 of the Note Purchase Agreement in connection with the closing of the acquisition or an Additional Note.  Purchaser, each as to itself, hereby makes and reaffirms all representations and warranties set forth in Section 3 of the Note Purchase Agreement as if made by and as to such Purchaser on the date hereof.

7.                                       Additional Remedies.  If either party violates any of the terms of this Agreement, in addition to any remedies in law, equity or otherwise, the non-violating party may restrain such violation in any court of law and may interpose this Agreement as a defense in any action by the violating party.

8.                                       Waivers. No waiver shall be deemed to be made by any party of any of their respective rights hereunder unless it is in writing and signed by the waiving party.  Each such waiver shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the waiving party or the obligations of the other party to the waiving party in any other respect at any other time.

9.                                       Third Party Beneficiaries.  This Agreement is solely for the benefit of the Company, Laurus, LF and their respective successors and assigns, and no any other persons or entities are intended to be third party beneficiaries hereunder or to have any right, benefit, priority or interest under, or because of the existence of, or to have any right to enforce, this Agreement.

10.                                 Notices.  For the purposes of this Agreement, written notices shall be sent by U.S. certified mail, return receipt requested, postage prepaid; or by personal delivery; or by facsimile confirmed by the recipient; and addressed to the notified party at its address set forth below its signature line, or such other address specified by the party with like notice.  Notices shall be deemed received three (3) business days after deposit in the U.S. mail, if sent by first class mail;

upon the date set forth in the return receipt, if by certified mail; on the day of confirmation of delivery by the recipient, if by facsimile; or on the day of transmittal by personal delivery.

11.                                 Costs and Attorneys’ Fees.  In the event that any party hereto shall institute any litigation or other proceeding arising out of or relating to this Agreement, the prevailing party therein shall be entitled to recover its reasonable attorney’s fees and costs incurred in connection therewith.

12.                                 Mediation/Arbitration.  The parties mutually agree that any claim or controversy arising out of or relating to this Agreement shall be resolved by first submitting to mediation under the rules of the American Arbitration Association, and should a resolution not be reached, by submitting to binding arbitration administered by the American Arbitration Association in accordance with its Arbitration Rules in San Diego, California and shall be governed by the laws of the State of California, including, but not limited to, California Code of Civil Procedure Section 1283.05 relating to depositions and discovery, and judgment on the award rendered by the arbitrator(s) may be entered in any court in San Diego County having jurisdiction thereof.  The arbitrator shall have the authority to order such discovery, by way of deposition, interrogatory, document production, or otherwise, as the arbitrator considers necessary to a full and fair exploration of the issues in dispute, consistent with the expedited nature of arbitration.

13.                                 Governing Law.  This Agreement has been delivered and accepted at and shall be deemed to have been made in the State of New York, and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws of the State of New York.

14.                                 Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties’ respective successors and assigns, subject to the provisions hereof.

15.                                 Integrated Agreement.  This Agreement sets forth the entire understanding of the parties with respect to the within matters and may not be modified or amended except upon a writing signed by all parties.

16.                                 Authority. Each of the signatories hereto certifies that such party has all necessary authority to execute this Agreement.

17.                                 Counterparts.  This Agreement may be executed in one or more counterparts, each one of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

“LAURUS”

Laurus Master Fund, Ltd.,

a Cayman Islands Corporation

By:	/s/ David Grin
Name:	David Grin
Title:	Partner

Address for notices:	152 West 57th Street
Fourth Floor
New York, NY 10019
Facsimile: (212) 541-4434
Attention: John E. Tucker, Esq.

“LF”

L.F. Global Holdings, LLC,
a California limited liability company

By:	/s/ Marvin Friedman
Name:	Marvin Friedman
Title:	Managing Member

Address for notices:	12230 El Camino Real, Suite 220
San Diego, CA 92130
Facsimile:
Attention: Marvin Friedman

“COMPANY”

ImageWare Systems, Inc.,
a California corporation.

By:	/s/ S. James Miller, Jr.
Name:	S. James Miller, Jr.
Title:	Chairman and Chief Executive Officer

Address for notices:	10883 Thornmint Road
San Diego, CA 92127
Facsimile:
Attention: S. James Miller, Jr.